Exhibit 3.1

QUEST DIAGNOSTICS INCORPORATED

AMENDED AND RESTATED BY-LAWS

As amended through May 14, 2019

QUEST DIAGNOSTICS INCORPORATED

a Delaware corporation

AMENDED AND RESTATED BY-LAWS

TABLE OF CONTENTS

ARTICLE I
STOCKHOLDERS
			Page
Section	1.01	Annual Meetings.......................................................................................	1
Section	1.02	Special Meetings.......................................................................................	1
Section	1.03	Notice of Meetings...................................................................................	2
Section	1.04	Quorum, Required Stockholder Vote........................................................	3
Section	1.05	Notice of Stockholder Business and Nominations...................................	3
Section	1.06	General......................................................................................................	5
Section	1.07	Proxy Access.............................................................................................	6

ARTICLE II
BOARD OF DIRECTORS

Section	2.01	General Powers.........................................................................................	13
Section	2.02	Number and Term of Office......................................................................	13
Section	2.03	Election of Directors.................................................................................	13
Section	2.04	Annual and Regular Meetings..................................................................	14
Section	2.05	Special Meetings; Notice..........................................................................	14
Section	2.06	Telephonic Meetings.................................................................................	14
Section	2.07	Quorum and Vote......................................................................................	14
Section	2.08	Action Without a Meeting........................................................................	14
Section	2.09	Manner of Acting......................................................................................	14
Section	2.10	Resignations..............................................................................................	14
Section	2.11	Reliance on Accounts and Reports, etc.....................................................	14
Section	2.12	Committees...............................................................................................	15

ARTICLE III
OFFICERS

Section	3.01	Board Election..........................................................................................	15
Section	3.02	Additional Officers...................................................................................	15
Section	3.03	Term of Office..........................................................................................	15
Section	3.04	Removal and Vacancies............................................................................	15
Section	3.05	Chairman of the Board of Directors.........................................................	15
Section	3.06	Chief Executive Officer............................................................................	15
Section	3.07	President...................................................................................................	15
Section	3.08	Vice President...........................................................................................	15
Section	3.09	Secretary...................................................................................................	16

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Page
Section	3.10	Treasurer....................................................................................................	16
Section	3.11	Controller..................................................................................................	16

ARTICLE IV
EXECUTION OF INSTRUMENTS; DEPOSITS; FINANCES

Section	4.01	General......................................................................................................	16
Section	4.02	Corporate Indebtedness.............................................................................	16
Section	4.03	Checks, Drafts, etc....................................................................................	16
Section	4.04	Deposits.....................................................................................................	17
Section	4.05	Dividends..................................................................................................	17
Section	4.06	Fiscal Year.................................................................................................	17

ARTICLE V
CAPITAL STOCK

Section	5.01	Stock Certificates and Transfers...............................................................	17
Section	5.02	Lost, Stolen or Destroyed Certificates......................................................	17

ARTICLE VI
SEAL; OFFICES; FORUM

Section	6.01	Seal............................................................................................................	18
Section	6.02	Offices.......................................................................................................	18
Section	6.03	Forum........................................................................................................	18

ARTICLE VII
INDEMNIFICATION

Section	7.01	Indemnification.........................................................................................	18

ARTICLE VIII
AMENDMENTS

Section	8.01	Amendments.............................................................................................	20

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AMENDED AND RESTATED BY-LAWS
OF
QUEST DIAGNOSTICS INCORPORATED

ARTICLE I
STOCKHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place either within or outside the State of Delaware, at such time and date as shall be fixed from time to time by resolution of the Board of Directors and as set forth in the notice of the meeting. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders.

Section 1.02. Special Meetings. Except as otherwise required by law, special meetings of the stockholders shall be called only by (a) the Board of Directors or (b) the Secretary, but only upon the written request of a stockholder or group of stockholders who have complied in full with the requirements set forth in the Certificate of Incorporation and these By-Laws (such request, a “Stockholder Meeting Request”), and subject to the limitations set forth below in Section 1.02(d). Such special meetings shall be held at such places either within or outside the State of Delaware, at such time and date as shall be fixed from time to time by resolution of the Board of Directors or the Secretary, as applicable, and as set forth in the notice of meeting. The Corporation may postpone, reschedule or cancel any special meeting of stockholders.

(a)    Stockholder Meeting Request. The Stockholder Meeting Request shall be delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, a Stockholder Meeting Request must be in writing, must be signed and dated by the record holders (or their duly authorized agents) meeting the Holding Requirements (as defined below), must state the purpose or purposes of the proposed meeting and must include all information that would be required to be included in a notice satisfying the requirements of the following Sections of the By-Laws: (i) Section 1.05(a)(2)(C), (ii) if a purpose set forth in the Stockholder Meeting Request is the nomination of a candidate for election as a director, Section 1.05(a)(2)(A), and (iii) if a purpose set forth in the Stockholder Meeting Request relates to any other business that the stockholder(s) propose to bring before the meeting, Section 1.05(a)(2)(B). In addition to the foregoing, a Stockholder Meeting Request must include (x) an acknowledgment of the stockholder(s) requesting the special meeting that any disposition by such stockholder(s) after the date of the Stockholder Meeting Request of any shares of the Corporation’s Common Stock shall be deemed a revocation of the Stockholder Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Holding Requirement has been satisfied, (y) documentary evidence that the requesting stockholder(s) ownership of the Corporation’s Common Stock complies with the amount, type and length of ownership requirements set forth in the Certificate of Incorporation (the “Holding Requirement”) as of the date on which the Stockholder Meeting Request was delivered to the Secretary (the “Delivery Date”), and (z) a commitment by such stockholder(s) to continue to satisfy the Holding Requirement through the date of the requested special meeting of the stockholders and to notify the Corporation upon any disposition of any shares of the Corporation’s Common Stock.

In determining whether a special meeting of the stockholders has been requested by stockholders satisfying, in the aggregate, the Holding Requirement, multiple Stockholder Meeting Requests delivered to the Secretary will be considered together only if each such Stockholder Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting of stockholders of the Corporation and substantially the same matters proposed to be acted on at the special meeting, as determined by the Board of Directors (which, if such purpose is the nominating of a person or persons for election to the Board of

Directors, will mean that the exact same person or persons are nominated in each relevant Stockholder Meeting Request), and (y) has been dated and delivered to the Secretary within sixty (60) days of the earliest dated Stockholder Meeting Request relating to such purpose or purposes.

The requesting stockholder(s) shall certify in writing to the Secretary on the day prior to the requested special meeting of the stockholders as to whether such stockholder(s) continue to satisfy the Holding Requirement. If, at any time after the delivery of a valid Special Meeting Request, the requesting stockholder(s) no longer satisfy the Holding Requirement, the Board of Directors, in its discretion, may cancel the requested special meeting of the stockholders.

(b)    Record Date. The Delivery Date of the first Stockholder Meeting Request with respect to the purpose or purposes contained therein that satisfies the Holding Requirement shall be the record date for determining the stockholders entitled to deliver a Stockholder Meeting Request with respect to such purpose or purposes.

(c)    Revocation of Stockholder Meeting Request. Any requesting stockholder may revoke his, her or its Stockholder Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. Following such revocation, the Board of Directors, in its discretion, may cancel the special meeting unless any remaining requesting stockholders continue to satisfy the Holding Requirement.

(d)    Limitations. The Secretary shall not call a special meeting of stockholders of the Corporation in response to a Stockholder Meeting Request, regardless of whether such Stockholder Meeting Request otherwise complies with the Certificate of Incorporation and the By-Laws if (1) an identical or substantially similar item (as determined by the Board of Directors, a “Similar Item”) is included or will be included in the Corporation’s notice of meeting as an item of business to be brought before a meeting of stockholders of the Corporation that will be held not later than ninety (90) days after the Delivery Date of the Stockholder Meeting Request; (2) the Delivery Date is during the period commencing ninety (90) days prior to the date of the next annual meeting and ending on the date of the next annual meeting; (3) a Similar Item was presented at any meeting of stockholders of the Corporation held within one hundred and twenty (120) days prior to the Delivery Date; (4) the Stockholder Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; or (5) such Stockholder Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other applicable law. For purposes of this Section 1.02(d), the election of directors shall be deemed to be a Similar Item with respect to all items of business involving the election or removal of directors.

Section 1.03. Notice of Meetings. The Secretary or Assistant Secretary shall cause written notice of the date, time and place, if any, of each meeting of the stockholders to be given, at least ten but not more than sixty days prior to the date of the meeting, to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. Such notice shall be given either personally, by mail or other means of written communication, or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder of record at such stockholder’s address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules under the Exchange Act and Section 233 of the General Corporation law of the State of Delaware. Notice of any meeting of stockholders of the Corporation need not be given to any stockholder who shall sign a waiver of such notice in writing or who shall waive such notice by electronic transmission, whether before or after the time of such meeting. Notice of any adjourned meeting of the stockholders of the Corporation need not be given unless the adjournment is for more than thirty days or is otherwise required by law.

Section 1.04. Quorum; Required Stockholder Vote.

(a)Except as at the time otherwise required by statute or by the Certificate of Incorporation, the presence at any stockholders meeting, in person or by proxy, of the holders of record of shares of stock (of any class) entitled to vote at the meeting, aggregating a majority of the total number of shares of stock of all classes then issued and outstanding and entitled to vote at the meeting, shall be necessary and sufficient to constitute a quorum for the transaction of business.

(b)In all matters other than the election of directors and the matters addressed in paragraph (c) of this Section 1.04, unless otherwise provided by the Certificate of Incorporation, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. The required vote in the election of directors is set forth in Section 2.03 of the By-Laws.

(c)Notwithstanding anything to the contrary set forth in these By-Laws, the non-binding advisory votes pursuant to Sections 14A(a)(1) and 14A(a)(2) of the Exchange Act, and the rules and regulations promulgated thereunder, shall require the affirmative vote of a majority of the votes cast thereon; provided that for purposes of any such vote, neither abstentions nor broker non-votes shall count as votes cast.

Section 1.05. Notice of Stockholder Business and Nominations.

(a)	Annual Meetings of Stockholders.

(1)Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof, (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.05 is delivered to the Secretary of the Corporation and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.05 or (iv) with respect to nominations, by an Eligible Stockholder (as defined in Section 1.07) who has complied with the requirements and procedures set forth in Section 1.07 and whose nominees are included in the Corporation’s proxy materials with respect to such meeting.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.05, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in an underlying class or series of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 1.05 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.05 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is to be increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 1.05 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.05 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. If the Secretary calls a special meeting of stockholders of the Corporation pursuant to clause (b) of the first paragraph of Section 1.02, the notice thereof will include (1) the purpose or purposes included in the Stockholder Meeting Request, but only to the extent such purpose or purposes comply with Section 1.02(d)(4) and (2) any additional purpose or purposes the Board of Directors decides to submit for the consideration of stockholders at such special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders of the Corporation at which directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board of Directors or any committee thereof, (B) if the Secretary calls a special meeting of stockholders of the Corporation pursuant to clause (b) of the first paragraph of Section 1.02 and such purpose was included in the Stockholder Meeting Request(s) that was or were the basis for the Secretary calling such special meeting, by the stockholders submitting such Stockholder Meeting Requests, or (C) (i) if the Secretary calls a special meeting of stockholders of the Corporation pursuant to clause (b) of the first paragraph of Section 1.02 and such purpose was included in the Stockholder Meeting Request(s) that was or were the basis for the Secretary calling such special meeting or (ii) if the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation (other than, in the case of clause (i), stockholders submitting any Stockholder Meeting Request(s)) who is a stockholder of record at the time the notice provided for in this Section 1.05 is delivered to the Secretary of the Corporation and at the time of the special meeting, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.05. In the event the Corporation calls a special meeting of stockholders of the Corporation for the purpose of electing one or more directors to the Board of Directors, any such stockholder may, pursuant to clause (C) of the immediately preceding sentence, nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by clauses (A) and (C) of Section 1.05(a)(2) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

Section 1.06. General.

(a)     Only such persons who are nominated in accordance with the relevant procedures set forth in Sections 1.02, 1.05 and 1.07 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders of the Corporation as shall have been brought before the meeting in accordance with the relevant procedures set forth in Sections 1.02 and 1.05. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether the relevant procedures set forth in Sections 1.02 and 1.05 have been complied with and (B) if the relevant procedures set forth in Sections 1.02 and 1.05 have not been complied with, to declare that the applicable nomination shall be disregarded or that the applicable proposed business shall not be transacted. Notwithstanding the provisions of Sections 1.02 and 1.05, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business or the stockholder otherwise has not complied with the relevant provisions set forth in Sections 1.02 and 1.05, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of Sections 1.02 and 1.05, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders of the Corporation and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting of stockholders.

(b)    For purposes of Sections 1.05 and 1.07, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)    Notwithstanding the provisions of Sections 1.02 and 1.05, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in such Sections; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.02 or 1.05 (including paragraphs (a)(1)(iii) and (b) of Section 1.05), and compliance with Section 1.02, paragraphs (a)(1)(iii) and (b) of Section 1.05 or Section 1.07, as applicable, shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of clause (a)(2) of Section 1.05, matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as it may be amended from time to time). Nothing in Section 1.02 or 1.05 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

Section 1.07. Proxy Access.

(a)    Proxy Access. Subject to the provisions of this Section 1.07, the Corporation shall include in its proxy statement, on its form of proxy and on any ballot distributed at an annual meeting of the stockholders of the Corporation, in addition to any persons nominated for election (the “Stockholder Nominee”) by the Board of Directors or any committee thereof, the name, together with the required information specified below, of any person nominated for election to the Board of Directors by a stockholder that satisfies, or by a group of no more than 20 stockholders that satisfy, the requirements of this Section 1.07 (such stockholder or group, including each member thereof to the extent the context requires, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 1.07 to have its nominee included in the Corporation’s proxy statement pursuant to this Section 1.07. For purposes of this Section

1.07, the information that the Corporation will be required to include in its proxy statement is: (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Securities Exchange Act of 1934, as amended; and (ii) if such Eligible Stockholder so elects, the Statement (as defined below). No person may be a member of more than one group of persons constituting a group that satisfies the requirements of this Section 1.07. In the event that the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 1.07 shall apply to each member of the group; provided, however, that the Required Ownership Percentage shall apply to the ownership of the group in the aggregate.

(b)    Timeliness of Notice. For nominations pursuant to this Section 1.07 to be properly submitted by an Eligible Stockholder, such Eligible Stockholder must give timely written notice of such nominations to the Secretary. To be timely, a stockholder’s notice, together with the other information required by this Section 1.07, shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150th) day, prior to the first anniversary of the date the Corporation issued its proxy statement to stockholders in connection with the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days later than the anniversary date of the prior year’s annual meeting, notice by the Eligible Stockholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall an adjournment or postponement of an annual meeting of stockholders, commence a new time period (or extend any time period) for the giving of a written notice of nomination under this Section 1.07(b).

(c)    Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders pursuant to this Section 1.07 (including any individuals that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.07 that the Board of Directors nominates as Board of Directors nominees) that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders of the Corporation together with any nominees who were previously elected to the Board of Directors after being nominated pursuant to this Section 1.07 at any of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board of Directors, shall not exceed the greater of (i) two or (ii) 20% of the total number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 1.07 may be received by the Secretary pursuant to this Section 1.07, or if the number of directors calculated in this clause (ii) is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which notice of a nomination in accordance with the procedures set forth in this Section 1.07 may be received by the Secretary pursuant to this Section 1.07, but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of stockholder nominees nominated pursuant to this Section 1.07 included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 1.07 shall rank its Stockholder Nominees based on the order that such Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.07 exceeds the maximum number of Stockholder Nominees provided for in this Section 1.07. In the event that the number of Stockholder Nominees submitted by Eligible

Stockholders pursuant to this Section 1.07 exceeds the maximum number of Stockholder Nominees provided for in this Section 1.07, the highest ranking Stockholder Nominee who meets the requirements of this Section 1.07 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective notice of a nomination submitted to the Corporation in accordance with the procedures set forth in this Section 1.07. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 1.07 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 1.07 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the Eligible Stockholder) or (ii) is thereafter not included in the Corporation’s proxy materials or is not submitted for director election for any reason (including the failure to comply with this Section 1.07) other than due to a failure by the Corporation to include such Stockholder Nominee in the Corporation’s proxy materials in violation of this Section 1.07, no other nominee or nominees (other than any Stockholder Nominee already determined to be included in the Corporation’s proxy materials who continues to satisfy the eligibility requirements of this Section 1.07) shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof pursuant to this Section 1.07.

(d)    Definition of Ownership. For purposes of this Section 1.07, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A person’s ownership of shares shall continue notwithstanding (i) the loaning of such shares if, during the period such shares are loaned, the person has the power to recall such loaned shares on five business days’ notice; or (ii) such person having delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement if, during the period such arrangement exists, the proxy, power of attorney or other instrument or arrangement is revocable at any time by such person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 1.07, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (such funds together under each of (i), (ii) or (iii) comprising a “Qualifying Fund”) shall be treated as one stockholder for purposes of determining the members of a group of stockholders comprising one Eligible Stockholder, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 1.07. An Eligible Stockholder shall include in its written notice of nomination required by this Section 1.07 the number of shares it is deemed to own for purposes of this Section 1.07.

(e)    Provisions to Determine Eligible Stockholders; Contents of Notice. In order to make a nomination pursuant to this Section 1.07, an Eligible Stockholder must have owned 3% or more (the “Required Ownership Percentage”) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three years as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with this Section 1.07 and the record date for determining stockholders entitled to vote at the annual meeting of stockholders of the Corporation, and must continue to own the Required Shares through the annual meeting date. Together with any notice of a nomination in accordance with the procedures set forth in this Section 1.07 and within the time period specified in this Section 1.07 for submitting a written notice of nomination, an Eligible Stockholder must also provide the following information in writing to the Secretary (in addition to the information, representations and agreements required by Section 1.05 of these By-laws): (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within 7 calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Secretary, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within 5 business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying such Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Securities Exchange Act of 1934, as amended and (iv) in the case of a nomination by a group of stockholders, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination.

(f)    Representations and Agreements from Eligible Stockholders. Together with any notice of a nomination in accordance with the procedures set forth in this Section 1.07 and within the time period specified in this Section 1.07 for submitting a written notice of nomination, an Eligible Stockholder must also provide a written representation and agreement that such Eligible Stockholder (including, in the case of a group, each member thereof): (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (ii) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (iii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders of the Corporation any person other than the nominee or nominees being nominated pursuant to this Section 1.07, (iv) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended, in support of the election of any individual as a director at the annual meeting of stockholders of the Corporation other than its nominee or a nominee of the Board of Directors, (v) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders of the Corporation other than the form distributed by the Corporation, (vi) will provide facts, statements and other information in all communications with the Corporation and stockholders of the Corporation that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (vii) as to any funds purporting to be Qualifying Funds, within 5 business days after the date of the written notice of nomination required by this Section 1.07, will provide to the Corporation documentation reasonably satisfactory to the Corporation that demonstrates such funds satisfy the requirements of this Section 1.07 to be Qualifying Funds..

(g)    Undertakings by Eligible Stockholders. Together with any notice of a nomination in accordance with the procedures set forth in this Section 1.07 and within the time period specified in this Section 1.07 for submitting a written notice of nomination, an Eligible Stockholder must provide a written undertaking that the Eligible Stockholder (including, in the case of a group, each member thereof) agrees to: (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that such Eligible Stockholder provided to the Corporation, (ii) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders of the Corporation, (iii) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 1.07 and (iv) file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which such Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Securities Exchange Act of 1934, as amended, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Securities Exchange Act of 1934, as amended.

(h)    Information and Agreements from Stockholder Nominees. Together with any notice of a nomination in accordance with the procedures set forth in this Section 1.07 and within the time period specified in this Section 1.07 for submitting a written notice of nomination, a Stockholder Nominee must deliver to the Secretary a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (A) if such agreement, arrangement or understanding has not been disclosed to the Corporation or (B) if such agreement, arrangement or understanding could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) may not be, and may not become, a party to any compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors. At the request of the Corporation, the Stockholder Nominee must sign, complete and submit to the Corporation all questionnaires required of directors of the Corporation.

The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. securities exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors.

(i)    Inaccuracies in Information Provided by Stockholders or Stockholder Nominees. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials pursuant to this Section 1.07.

(j)    Information Included in Proxy Statement. The Eligible Stockholder may provide to the Secretary, at the time the written notice of nomination required by this Section 1.07 is provided, a written statement for inclusion in the Corporation’s proxy materials for the annual meeting of stockholders of the Corporation, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.07, the Corporation may omit from its proxy statement any information or Statement that it, in good faith, believes would violate any applicable law or regulation or that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading). Nothing in this Section 1.07 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to the Stockholder Nominee’s candidacy.

(k)    Exclusion of Stockholder Nominees from Proxy Statement. The Corporation shall not be required to include, pursuant to this Section 1.07, any Stockholder Nominee in its proxy statement for any meeting of stockholders, and any such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation: (i) for which the Secretary receives a notice (whether or not subsequently withdrawn) that an Eligible Stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 1.05 of these By-laws, (ii) if the Stockholder Nominee is, or has been within the three years preceding the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the Stockholder Nominee, an officer or director of a company that is a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the Corporation, as determined by the Board of Directors in its sole discretion, (iii) who is not independent, as determined by the Board of Directors in its sole discretion, under the listing standards of the principal U.S. securities exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (iv) who does not meet the audit committee independence requirements under the listing standards of the principal U.S. securities exchange upon which the common stock of the Corporation is listed, is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act of 1934, as amended (or any successor rule) or is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (v) if the Stockholder Nominee or the Eligible Stockholder (including, in the case of a group, any member thereof) who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended, in support of the election of any individual as a director at the meeting other than such Stockholder Nominee or a nominee of the Board or Directors, (vi) who is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the Corporation that has not been disclosed to the Corporation, (vii) who is named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the Stockholder Nominee or, within the 10 years preceding such date, has been convicted in such a criminal proceeding, (viii) who upon becoming a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable state or federal law, rule or regulation, (ix) if such Stockholder Nominee or the Eligible Stockholder (including, in the case of a group, any member thereof) shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors in its sole discretion, or (x) if the Eligible Stockholder (including, in the case of a group, any member thereof) or applicable Stockholder Nominee otherwise shall have breached or contravened any of its or their agreements, representations or undertakings or failed to comply with this Section 1.07, as determined by the Board of Directors or the chairman of the annual meeting of stockholders of the Corporation in its sole discretion.

(l)    Interpretation; Application; Attendance of Nominating Stockholder at Annual Meeting. Notwithstanding anything to the contrary set forth in this Section 1.07, the Board of Directors or, during the annual meeting of stockholders of the Corporation, the chairman of the annual meeting of stockholders of the Corporation shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if: (i) the Eligible Stockholder (including, in the case of a group, any member thereof) or applicable Stockholder Nominee shall have breached or contravened any of its or their agreements, representations or undertakings or failed to comply with this Section 1.07, as determined by the Board of Directors or, during the annual meeting of stockholders of the Corporation, the chairman of the annual meeting of stockholders of the Corporation, (ii) such Stockholder Nominee or the applicable Eligible Stockholder (including, in the case of a group, any member thereof) shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors in its sole discretion or (iii) the Eligible Stockholder (or a qualified representative (as defined in Section 1.06 of these By-laws) thereof) does not appear at the annual meeting of stockholders of the Corporation to present any nomination pursuant to this Section 1.07.

(m)    Ineligibility of Certain Stockholder Nominees. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders shall be ineligible to be a Stockholder Nominee pursuant to this Section 1.07 for the next two annual meetings of stockholders if such Stockholder Nominee (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders or (ii) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election.

(n)    Conditional Resignation of Stockholder Nominees. Any Stockholder Nominee who is included in the Corporation’s proxy materials for an annual meeting of stockholders of the Corporation pursuant to this Section 1.07 shall submit an irrevocable resignation (resigning his or her candidacy for director election and, if applicable at the time of the determination made in the next sentence, resigning from his or her position as a director), in a form satisfactory to the Corporation, in advance of the annual meeting, provided that such resignation shall become effective only upon a determination by the Board of Directors or any committee thereof that (i) the information provided pursuant to this Section 1.07 to the Corporation by such individual or by the Eligible Stockholder (or, in the case of a group, any member thereof) who nominated such individual was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (ii) such individual, or the Eligible Stockholder (or, in the case of a group, any member thereof) who nominated such individual shall have breached or failed to comply with its agreements, representations, undertakings and/or obligations pursuant to these By-laws, including, without limitation, this Section 1.07.

(o)    Exclusive Method of Proxy Access. This Section 1.07 shall be the exclusive method for stockholders (including beneficial owners of stock) to include nominees for director election in the Corporation’s proxy materials.

ARTICLE II
BOARD OF DIRECTORS

Section 2.01. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Corporation, whether derived from law or the Certificate of Incorporation, except such powers as are, by statute, by the Certificate of Incorporation or by these By-Laws, vested solely in the stockholders of the Corporation. No Director need be a stockholder of the Corporation.

Section 2.02. Number and Term of Office. The Board of Directors shall consist of such number (but in no event less than three nor more than twelve) of Directors as may be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors. Each Director (whenever elected) shall hold office until his or her successor shall have been elected and shall have qualified, or until his or her death, or until he or she shall have resigned in the manner provided in Section 2.10 hereof or shall have been removed in accordance with the Certificate of Incorporation.

Section 2.03. Election of Directors. Except as otherwise provided by these By-Laws, each director shall be elected by the vote of the majority of the votes cast with respect to that director's election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.03 of these By-Laws, a majority of votes cast shall mean that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election (with "abstentions" and "broker nonvotes" not counted as a vote cast either "for" or "against" that director's election).

In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, provided that such resignation shall be effective only if (i) that person shall not receive a majority of the votes cast in an election that is not a Contested Election, and (ii) the Board of Directors shall accept that resignation in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Governance Committee, or such other Committee designated by the Board of Directors pursuant to these By-Laws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within one hundred twenty (120) days following certification of the election results. The Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

If the Board of Directors accepts a director's resignation pursuant to this Section 2.03, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Paragraph 5(b) of the Certificate of Incorporation or may decrease the size of the Board of Directors pursuant to the provisions of Section 2.02.

Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors, for the electing of officers pursuant to Section 3.01 and for the transaction of such other business as may come before the meeting, shall be held in each year as soon as possible after the annual meeting of the stockholders at the place of such annual meeting of the stockholders, and notice of such annual meeting of the Board of Directors shall not be required to be given. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place (which may be within or outside the State of Delaware) thereof. Notice of such regular meetings need not be given; provided, however, that in case the Board of Directors shall fix or change the time or place of regular meetings, notice of such action shall be given personally or by mail or facsimile or other electronic transmission promptly to each Director who shall not have been present at the meeting at which such action was taken.

Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the Chief Executive Officer, or by any two Directors, at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof. Special meetings of the Board of Directors may be called on two days' notice to each Director, personally or by telephone or facsimile or other electronic transmission, or on four days' notice by mail. Notice of any special meeting need not be given to any Director who shall be present at such meeting, or to any Director who shall waive notice of such meeting in writing or by electronic transmission, whether before or after the time of such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting.

Section 2.06. Telephonic Meetings. Directors may participate in a meeting of the Board of Directors, or a meeting of any committee designated by the Board, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

Section 2.07. Quorum and Vote. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors under Section 2.02 hereof shall be necessary and sufficient to constitute a quorum for the transaction of business. Except when otherwise required by statute, the vote of a majority of the total number of Directors present and acting at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, until a quorum shall be present.

Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any meeting of a Committee of the Board of Directors may be taken without a meeting, if all members of the Board or Committee consent thereto in accordance with applicable law.

Section 2.09. Manner of Acting. The Directors shall act only as a Board, and the individual Directors shall have no power as such, except as permitted by statute.

Section 2.10. Resignations. Any Director may resign at any time by delivering a resignation to the Chairman of the Board, the Chief Executive Officer, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 2.11. Reliance on Accounts and Reports, etc. A Director, or a member of any committee designated by the Board of Directors, in the performance of his or her duties, shall be fully protected in relying in good faith on the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors or by any other person as to matters the Director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2.12. Committees. The Board may establish such committees having such responsibilities and composition as it shall from time to time by resolution determine.

ARTICLE III
OFFICERS

Section 3.01. Board Election. The officers of the Corporation, except such officers appointed in accordance with the provisions of Section 3.02, shall be elected by the Board of Directors.

Section 3.02. Additional Officers. The Board of Directors may delegate to the Chief Executive Officer the power to appoint and remove designated officers. Any such appointed officers shall have such authority and perform such duties as are incident to their several offices or as may be assigned to such officers from time to time by the By-Laws, the Board of Directors or the Chief Executive Officer.

Section 3.03. Term of Office. All officers of the Corporation shall hold office until their successors are chosen and qualify or their earlier resignation or removal. Any number of offices may be held by the same person. Unless otherwise specified or the context otherwise requires, references to officers in these By-Laws and the Certificate of Incorporation shall refer to officers elected or appointed pursuant to Section 3.01 or Section 3.02.
Section 3.04. Removal and Vacancies. Any officer may be removed, either with or without cause, at any time by the Chief Executive Officer or by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. If the office of any officer appointed pursuant to Section 3.02 becomes vacant, such vacancy may also be filled by the Chief Executive Officer.
Section 3.05. Chairman of the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors. The Chairman, if present, shall preside at all stockholders' meetings and all meetings of the Board at which he is present and shall have such other duties as shall be assigned to him or her by the Board of Directors. The Chairman also may hold one or more additional offices, including Chief Executive Officer or President. In the absence of the Chairman, the duties of the Chairman shall be performed and the authority of the Chairman may be exercised by a director designated for this purpose by the Board of Directors.
Section 3.06. Chief Executive Officer. The Chief Executive Officer shall have direct charge of the business of the Corporation, subject to the general control of the Board of Directors, and also may hold one or more additional offices, including President.
Section 3.07 President. The President shall have such powers and perform duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer.
Section 3.08. Vice Presidents. Each Executive Vice President, Senior Vice President or Vice President shall have such powers and perform such duties as may be assigned to him or her by these By-Laws, the Board of Directors, the Chief Executive Officer or the President.

Section 3.09. Secretary. The Secretary shall, if present, act as Secretary of, and keep the minutes of, all the proceedings of the meetings of the stockholders and of the Board of Directors and of any committee of the Board of Directors in one or more books to be kept for that purpose; shall perform such other duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary.
Section 3.10. Treasurer. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Corporation and shall have the care and custody of all funds and securities of the Corporation. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and the Board of Directors, whenever they request it, an account of all of his or her transactions as Treasurer and shall perform such other duties as may be assigned to him or her by the Chief Executive Officer or the Board of Directors; and, in general, shall perform all duties incident to the office of Treasurer.
Section 3.11. Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall keep or cause to be kept all books of account and accounting records of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. The Controller shall prepare or cause to be prepared appropriate financial statements for the Corporation and shall perform such other duties as may be assigned to him or her by the Chief Executive Officer or the Board of Directors; and, in general, shall perform all duties incident to the office of Controller.

ARTICLE IV
EXECUTION OF INSTRUMENTS; DEPOSITS; FINANCES

Section 4.01. General. Subject to the provisions of Sections 4.02, 4.03 and 4.04 hereof, all deeds, certificates, obligations, documents, transfers, contracts, and agreements and other instruments requiring execution by the Corporation shall be signed by the Chief Executive Officer, President, an Executive Vice President, a Senior Vice President, a Vice President, or the Treasurer, as the Board of Directors may otherwise from time to time authorize by resolution, or as the Chief Executive Officer may otherwise from time to time authorize in writing. Any such authorization may be general or confined to specific instances.

Section 4.02. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorizations of the Board may be general or confined to specific instances. Loans authorized by the Board of Directors may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or goodwill of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness to the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

Section 4.03. Checks, Drafts, etc. All checks, drafts, bills of exchange or orders for the payment of money, issued in the name of the Corporation, shall be signed only by the Treasurer or such other person or persons and in such manner as may from time to time be designated by the Board of Directors or in writing by the Chief Executive Officer or the Treasurer, which designation may be general or confined to specific instances; and unless so designated, no person shall have any power or authority thereby to bind the Corporation or to pledge its credit or to render it liable.

Section 4.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by the Treasurer or such other person or persons and in such manner as may from time to time be designated by the Board of Directors or in writing by the Chief Executive Officer or the Treasurer.

Section 4.05. Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Such declaration may be continuing or limited to a specific payment or distribution. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation.

Section 4.06. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board of Directors.

ARTICLE V
CAPITAL STOCK

Section 5.01. Stock Certificates and Transfers.

(a)    The shares of capital stock of the Corporation shall be evidenced by certificates representing shares of stock in such form as the Board of Directors may from time to time prescribe; provided that the     Board of Directors may provide by resolution or resolutions that all or some of the classes or series of the stock of the Corporation shall be represented by uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the Chief Executive Officer or President, and by the Treasurer, or by the Secretary, representing the number of shares registered in certificate form.

(b)    The shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates representing the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be transferred to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or, unless otherwise provided by the Delaware General Corporation Law, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.02. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate alleged to have been lost, destroyed or stolen, upon production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or its designee may in its or his discretion require.

ARTICLE VI
SEAL; OFFICES; FORUM

Section 6.01. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.02. Offices. The Corporation may have offices at such other places both within or outside the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Section 6.03. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.03.

ARTICLE VII
INDEMNIFICATION

Section 7.01. Indemnification.

(a)    No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

(b)     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action either in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to be indemnified conferred in this Section 7.01 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by the director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan), in advance of the final disposition of proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may also provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(c)    The indemnification provided by this Section 7.01 shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the Certificate of Incorporation of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

(d)    If a claim under paragraph (b) of this Section 7.01 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard or conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

(e)    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(f)    Any repeal or modification of any of the 0provisions of this Section 7.01 shall not adversely affect any right or protection hereunder of any director, officer or other person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII
AMENDMENTS

Section 8.01. Amendments. These By-Laws may only be altered or repealed and new By-Laws adopted by resolution of the Board of Directors or of the Shareholders.

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